UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)    October 24, 2007

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The Corning Incorporated press release dated October 24, 2007 regarding its financial results for the third quarter ended September 30, 2007 and its fourth quarter 2007 earnings guidance is attached hereto as Exhibit 99.

The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit

99	Press Release dated October 24, 2007, issued by Corning Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: October 24, 2007	By /s/	KATHERINE A. ASBECK
Katherine A. Asbeck
Senior Vice President - Finance

Exhibit 99

FOR RELEASE — OCTOBER 24, 2007

Media Relations Contact:	Additional Contact:
Daniel F. Collins	Kenneth C. Sofio
(607) 974-4197	(607) 974-7705
collinsdf@corning.com	sofiokc@corning.com

Corning Reports Strong Third-Quarter Earnings

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) today announced results for the third quarter of 2007.

Third-Quarter Highlights

•	Sales reached $1.55 billion, up 21% year-over-year.
•	Earnings per share (both GAAP and non-GAAP) were $0.38, better than the company’s guidance of $0.34 to $0.37 and significantly better than last year.
•	Display Technologies’ glass volume increased 15% and Samsung Corning Precision’s volume increased 14% compared to quarter two. Price declines in the quarter were in line with previous quarters.
•	Sequentially, telecommunications sales increased 8% (10%* excluding the impact of the divestiture of the company’s submarine cabling business in the second quarter).

Fourth-Quarter Outlook Highlights

•	Sales are expected in the range of $1.50 billion to $1.55 billion.
•	EPS is expected in the range of $0.36 to $0.38 before special items.*
•	Display volume is expected to be up 2% to 5% sequentially, and consistent with the overall glass market growth.
•	Telecommunications sales are expected to decline about 10% sequentially, in line with normal seasonal patterns.

Wendell P. Weeks, chairman and chief executive officer, said, “Corning delivered a robust third quarter with excellent performance in our Display Technologies and Telecommunications segments. As we expected, telecommunications sales improved in the quarter.”

Quarter Three Financial Comparisons

	Q3 2007	Q2 2007	% Change	Q3 2006	% Change
Net Sales in millions	$1,553	$1,418	+10%	$1,282	+21%
Net Income in millions	$ 617	$ 489	+26%	$ 438	+41%
GAAP EPS	$ 0.38	$ 0.30	+26%	$ 0.27	+41%
Non-GAAP EPS*	$ 0.38	$ 0.34	+12%	$ 0.28	+36%

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website.

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Corning Reports Strong Third-Quarter Earnings

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Overview of Business Segment Results

Third-quarter sales for Corning’s Display Technologies segment were $705 million, a 16% sequential increase, and a 39% increase over the third quarter 2006. The display segment results were also positively impacted by a favorable U.S.-dollar-to-Japanese-yen exchange rate in the quarter.

Telecommunications segment sales in the third quarter were $472 million, an 8% sequential increase and a 4% increase over the third quarter 2006. Excluding the impact of the divestiture of the submarine cabling business, sales were up 10%* over the second quarter and 13%* over the third quarter 2006. The strong third-quarter performance was driven by growth throughout the segment, including increased demand for fiber-to-the-premises (FTTP) products and private network projects. During the third quarter, the company began shipments to a new European FTTP customer.

Environmental Technologies segment sales in the third quarter were $198 million, a 4% sequential increase and a 29% increase over the third quarter 2006. Corning’s Life Sciences segment had sales of $78 million, remaining even with last quarter, and 15% higher than a year ago.

Corning’s equity earnings from Dow Corning were $81 million in the third quarter, compared to $88 million in the second quarter and $78 million a year ago. Third-quarter equity earnings include a $4 million nonrecurring tax charge.

The company’s third-quarter results included two special items: a credit of $16 million related to the Pittsburgh Corning Corporation settlement and $18 million of restructuring charges in equity earnings from Samsung Corning Company, Ltd. Samsung Corning is Corning’s 50-percent owned equity venture in Korea which manufactures glass panels and funnels for cathode ray tubes for conventional televisions and computer monitors.

Fourth-Quarter 2007 Outlook

“The overall display market appears healthy heading into the fourth quarter. Retail market indicators continue to point toward a strong consumer holiday buying season for electronic goods such as LCD televisions, laptop computers and flat screen monitors. We currently see no evidence of credit concerns in the U.S. impacting consumers’ purchasing decisions,” James B. Flaws, vice chairman and chief financial officer, said.

Business Segment Highlights

•

Sequential LCD volume in both the company’s wholly owned business and at Samsung Corning Precision is expected to increase in the range of 2% to 5%. Corning’s wholly owned business is on track to increase volume 37% to 38% for the full year. To meet this level of demand, the company anticipates running its operations at full capacity in the fourth quarter. Sequential price declines are again expected to be in line with previous quarters. Corning is assuming a U.S.-dollar-to-Japanese-yen exchange rate of 116 for quarter four.

•

Corning’s Telecommunications segment sales are expected to increase about 5% (about 15%* excluding the impact of divestitures) versus the fourth quarter 2006, and are on track to grow about 3% (about 10%* excluding the impact of divestitures) this year.

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Corning Reports Strong Third-Quarter Earnings

Page Three

•	Environmental Technologies segment sales are expected to decline about 10% sequentially, and increase about 15% versus the fourth quarter 2006.
•	Sales for the Life Sciences segment are expected to decline slightly on a sequential basis and be even with the fourth quarter 2006.

“Compared to last year, we expect our fourth-quarter sales to be up about 10% to 13% and our EPS, before special items, to increase 16% to 22%.* These fourth-quarter results will bring our full-year sales growth to about 12% and our full-year EPS growth, before special items, to at least 21%* over 2006, bringing us another outstanding year of performance for Corning,” Flaws said.

Looking forward to 2008, Flaws said that Corning’s current view is that the LCD glass market will expand by at least 400 million square feet, driven primarily by the growth of LCD television demand. This square-footage growth is similar to that experienced in both 2006 and 2007. Corning intends to continue its current pricing strategy in 2008.

Third-Quarter Conference Call Information

The company will host a third-quarter conference call on October 24 at 8:30 a.m. EDT.  To access the call, dial (210) 234-0000 approximately 10-15 minutes prior to the start of the call.  The password is QUARTER THREE.  The leader is SOFIO.  To listen to a live audio webcast of the call, go to Corning's Web site at http://www.corning.com/investor_relations and follow the instructions.  A replay of the call will begin at approximately 10:30 a.m. EDT, and will run through 5 p.m. EST, Wednesday, November 7.  To listen, dial (203) 369-1538.  No pass code is required.  The audio webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are indicated with an ASTERISK and not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves required by movements in Corning’s common stock price, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies, and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. These non-GAAP measures are reconciled on the company’s Web site at www.corning.com/investor_relations and accompanies this news release.

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Corning Reports Strong Third-Quarter Earnings

Page Four

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 150 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy and metrology.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes in global economic and political conditions; currency fluctuations; product demand and industry capacity; competition; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; changes in the mix of sales between premium and non-premium products; new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; stock price fluctuations; and adverse litigation or regulatory developments. Additional risk factors are identified in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

###

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,

	2007	2006	2007	2006

Net sales	$1,553	$1,282	$4,278	$3,805
Cost of sales	811	716	2,286	2,125

Gross margin	742	566	1,992	1,680

Operating expenses:
Selling, general and administrative expense	212	218	655	635
Research, development and engineering expenses	145	127	412	379
Amortization of purchased intangibles	2	2	7	8
Restructuring, impairment and other charges and (credits)		2	(2)	13
Asbestos settlement (credit) charge (Note 1)	(16)	13	170	137

Operating income	399	204	750	508

Interest income	38	32	110	82
Interest expense	(21)	(18)	(62)	(56)
Loss on repurchases and retirement of debt, net			(15)	(11)
Other income, net	29	27	118	61

Income before income taxes	445	245	901	584
Provision for income taxes	66	33	141	55

Income before minority interest and equity earnings	379	212	760	529
Minority interests	(1)	(6)	(2)	(8)
Equity in earnings of affiliated companies, net of impairments (Note 2)	239	232	675	688

Net income	$617	$438	$1,433	$1,209

Basic earnings per common share (Note 3)	$0.39	$0.28	$0.91	$0.78
Diluted earnings per common share (Note 3)	$0.38	$0.27	$0.89	$0.76
Dividends declared per common share	$0.05		$0.05

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except per share amounts)

	September 30, 2007	December 31, 2006

Assets

Current assets:
Cash and cash equivalents	$1,878	$1,157
Short-term investments, at fair value	1,451	2,010
Total cash, cash equivalents and short-term investments	3,329	3,167
Trade accounts receivable, net	874	719
Inventories	665	639
Deferred income taxes	37	47
Other current assets	221	226
Total current assets	5,126	4,798

Investments	2,932	2,522
Property, net of accumulated depreciation	5,602	5,193
Goodwill and other intangible assets, net	311	316
Deferred income taxes	92	114
Other assets	210	122

Total Assets	$14,273	$13,065

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$21	$20
Accounts payable	495	631
Other accrued liabilities	1,739	1,668
Total current liabilities	2,255	2,319

Long-term debt	1,460	1,696
Postretirement benefits other than pensions	714	739
Other liabilities	1,002	1,020
Total liabilities	5,431	5,774

Commitments and contingencies
Minority interests	44	45
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,595 million and 1,582 million	797	791
Additional paid-in capital	12,218	12,008
Accumulated deficit	(3,641)	(4,992)
Treasury stock, at cost; Shares held: 24 million and 17 million	(363)	(201)
Accumulated other comprehensive loss	(213)	(360)
Total shareholders’ equity	8,798	7,246

Total Liabilities and Shareholders’ Equity	$14,273	$13,065

See accompanying notes to these financial statements.

Certain amounts for 2006 were reclassified to conform with the 2007 presentation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	Sept. 30,	June 30,	September 30,
	2007	2007	2007	2006
Cash Flows from Operating Activities:
Net income	$617	$489	$1,433	$1,209
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	147	149	446	430
Amortization of purchased intangibles	2	2	7	8
Asbestos settlement (credit) charge	(16)	76	170	137
Restructuring, impairment and other (credits) charges		(2)	(2)	13
Loss on repurchases and retirement of debt			15	11
Stock compensation charges	29	35	100	95
Gain on sale of business		(19)	(19)
Undistributed earnings of affiliated companies	(159)	(101)	(327)	(384)
Deferred tax provision (benefit)	18		18	(64)
Restructuring payments	(10)	(9)	(30)	(9)
Customer deposits, net of (credits) issued	2	(33)	(64)	86
Employee benefit payments less than (in excess of) expense	10		(82)	26
Changes in certain working capital items:
Trade accounts receivable	(50)	(79)	(157)	(119)
Inventories	31	(26)	(37)	(104)
Other current assets	63	(27)	(21)	(10)
Accounts payable and other current liabilities, net of restructuring payments	11	10	(100)	(181)
Other, net	(18)	10	(5)	31
Net cash provided by operating activities	677	475	1,345	1,175

Cash Flows from Investing Activities:
Capital expenditures	(405)	(204)	(871)	(892)
Acquisitions of businesses, net of cash received		(4)	(4)	(16)
Net (payments) proceeds from sale or disposal of assets		(10)	(10)	11
Net increase in long-term investments and other long-term assets				(77)
Short-term investments – acquisitions	(633)	(396)	(1,582)	(2,343)
Short-term investments – liquidations	511	832	2,141	1,603
Net cash (used in) provided by investing activities	(527)	218	(326)	(1,714)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(8)	(2)	(18)	(14)
Proceeds from issuance of long-term debt, net				246
Retirements of long-term debt			(238)	(343)
Proceeds from issuance of common stock, net	4	9	17	20
Proceeds from the exercise of stock options	20	47	89	280
Repurchases of common stock	(125)		(125)
Dividends paid	(79)		(79)
Other, net	(2)		(2)	(12)
Net cash (used in) provided by financing activities	(190)	54	(356)	177
Effect of exchange rates on cash	44	4	58	(1)
Net increase (decrease) in cash and cash equivalents	4	751	721	(363)
Cash and cash equivalents at beginning of period	1,874	1,123	1,157	1,342

Cash and cash equivalents at end of period	$1,878	$1,874	$1,878	$979

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

Our reportable operating segments include Display Technologies, Telecommunications, Environmental Technologies and Life Sciences.

	Display Technologies	Telecom- munications	Environmental Technologies	Life Sciences	All Other	Total

Three months ended September 30, 2007
Net sales	$705	$472	$198	$78	$100	$1,553
Depreciation (1)	$81	$29	$23	$4	$8	$145
Amortization of purchased intangibles		$2				$2
Research, development and engineering expenses (2)	$34	$20	$32	$14	$11	$111
Income tax provision	$(38)	$(22)	$(9)	$(1)		$(70)
Earnings (loss) before minority interest and equity earnings (loss) (3)	$380	$27	$14	$1	$(6)	$416
Minority interests		$(1)				$(1)
Equity in earnings (loss) of affiliated companies	$160	$1			$(8)	$153
Net income (loss)	$540	$27	$14	$1	$(14)	$568
Three months ended September 30, 2006
Net sales	$506	$456	$153	$68	$99	$1,282
Depreciation (1)	$69	$36	$19	$5	$9	$138
Amortization of purchased intangibles		$2				$2
Research, development and engineering expenses (2)	$30	$20	$30	$12	$9	$101
Restructuring, impairment and other charges and (credits) (before-tax and minority interest)		$(3)		$3	$2	$2
Income tax provision	$(22)	$(11)	$(3)		$(1)	$(37)
Earnings (loss) before minority interest and equity earnings (3)	$257	$24	$7	$(8)	$(1)	$279
Minority interests		$(5)			$(1)	$(6)
Equity in earnings of affiliated companies (4)	$138	$1			$9	$148
Net income (loss)	$395	$20	$7	$(8)	$7	$421
Nine months ended September 30, 2007
Net sales	$1,839	$1,349	$568	$232	$290	$4,278
Depreciation (1)	$241	$94	$66	$14	$25	$440
Amortization of purchased intangibles		$7				$7
Research, development and engineering expenses (2)	$89	$60	$93	$39	$33	$314
Restructuring, impairment and other charges and (credits) (before-tax and minority interest)		$(2)				$(2)
Income tax provision	$(90)	$(44)	$(17)	$(1)		$(152)
Earnings (loss) before minority interest and equity earnings (3)	$1,001	$94	$36	$1	$(10)	$1,122
Minority interests		$(1)			$(1)	$(2)
Equity in earnings (loss) of affiliated companies	$405	$3	$1		$(5)	$404
Net income (loss)	$1,406	$96	$37	$1	$(16)	$1,524
Nine months ended September 30, 2006
Net sales	$1,514	$1,325	$460	$215	$291	$3,805
Depreciation (1)	$199	$121	$59	$15	$29	$423
Amortization of purchased intangibles		$8				$8
Research, development and engineering expenses (2)	$96	$58	$91	$37	$25	$307
Restructuring, impairment and other charges and (credits) (before-tax and minority interest)		$2		$5	$6	$13
Income tax provision	$(72)	$(30)	$(6)		$(5)	$(113)
Earnings (loss) before minority interest and equity earnings (loss) (3)	$741	$62	$16	$(15)	$2	$806
Minority interests		$(5)			$(3)	$(8)
Equity in earnings (loss) of affiliated companies (4)	$415	$4	$(1)		$8	$426
Net income (loss)	$1,156	$61	$15	$(15)	$7	$1,224

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

(1)

Depreciation expense for Corning’s reportable segments is recorded based on the assets of each segment and also includes an allocation of depreciation of corporate property not specifically identifiable to a segment.

(2)	Research, development, and engineering expenses includes direct project spending which is identifiable to a segment.
(3)

Many of Corning’s administrative and staff functions are performed on a centralized basis. Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function. Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales.

(4)

In the three and nine months ended September 30, 2007, equity in earnings (loss) of affiliated companies includes charges of $18 million and $33 million, respectively, in All Other related to impairments for Samsung Corning. In the three and nine months ended September 30, 2006, equity in earnings (loss) of affiliated companies includes charges of $2 million and $26 million, respectively, in All Other related to impairments for Samsung Corning.

A reconciliation of reportable segment net income to consolidated net income (loss) follows (in millions):

	Three months ended September 30,		Nine months ended September 30,

	2007	2006	2007	2006
Net income of reportable segments	$568	$421	$1,524	$1,224
Unallocated amounts:
Net financing costs (1)	10	5	28	(5)
Stock-based compensation expense	(29)	(33)	(100)	(95)
Exploratory research (2)	(31)	(22)	(88)	(62)
Corporate contributions	(6)	(7)	(26)	(24)
Equity in earnings of affiliated companies, net of impairments (3)	86	84	271	262
Asbestos settlement (4)	16	(13)	(170)	(137)
Other corporate items (5)	3	3	(6)	46
Net income	$617	$438	$1,433	$1,209

(1)	Net financing costs include interest expense, interest income, and interest costs and investment gains associated with benefit plans.
(2)

Exploratory research includes $12 million and $34 million of spending in the three and nine months ended September 30, 2007, respectively, on development programs such as silicon on glass, green lasers and micro-reactors.

(3)

In the nine months ended September 30, 2006, equity in earnings of affiliated companies, net of impairments, includes a $33 million gain representing our share of a tax settlement relating to an IRS examination at Dow Corning.

(4)

The asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation (PCC) reorganization plan, if the reorganization plan becomes effective, will require Corning to relinquish its equity interest in PCC, contribute its equity interest in Pittsburgh Corning Europe (PCE), and 25 million shares of Corning common stock to a trust. Corning also agreed to make cash payments over the six years from the effective date of the settlement and to assign certain insurance policy proceeds from its primary insurance and a portion of its excess insurance at the time of the settlement. The asbestos liability requires adjustment to settlement value based upon movements in Corning’s common stock price prior to contribution of the shares to the trust as well as change in the estimated settlement value of the other components of the settlement offer. In the third quarter of 2007 and 2006, Corning recorded a credit of $23 million and a charge of $6 million, respectively, to reflect the movement in Corning’s common stock price in each year and charges of $7 million, to reflect changes in the estimated settlement value of the other components of the settlement offer. In the nine months ended September 30, 2007 and 2006, Corning recorded charges of $149 million and $119 million, respectively, to reflect the movement in Corning’s common stock price in each year and charges of $21 million and $18 million, respectively, to reflect changes in the estimated settlement value of other components of the settlement offer.

(5)	Other corporate items include the tax impact of the unallocated amounts. In addition, the following items are also included:
•	In the nine months ended September 30, 2007, loss of $15 million from the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010.
•	In the nine months ended September 30, 2006, tax benefits of $48 million from the release of valuation allowances for certain foreign locations.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Asbestos Settlement

On March 28, 2003, Corning announced that it had reached agreement with the representatives of asbestos claimants for the settlement of all current and future asbestos claims against Corning and Pittsburgh Corning Corporation (PCC), which might arise from PCC products or operations. The proposed settlement, if approved, will require Corning to relinquish its equity interest in PCC, contribute its equity interest in Pittsburgh Corning Europe N.V. (PCE), a Belgian corporation, and contribute 25 million shares of Corning common stock. Corning also agreed to make cash payments with a value of $131 million, in March 2003, over six years from the effective date of the settlement and to assign insurance policy proceeds from its primary insurance and a portion of its excess insurance at the time of the settlement.

As a result of the proposed asbestos settlement, any changes in the estimated settlement value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the third quarter of 2007, Corning recorded a credit of $16 million (pretax and after-tax) including a mark-to-market credit of $23 million reflecting the decrease in Corning’s common stock from June 30, 2007 to September 30, 2007 and a $7 million charge to adjust the estimated settlement value of certain other components of the proposed asbestos settlement.

Beginning with the first quarter of 2003, Corning has recorded total net charges of $987 million to reflect the estimated settlement value of our asbestos liability.

2.	Equity in Earnings of Associated Companies

In the third quarter of 2007, equity in earnings of associated companies includes an $18 million charge (net of tax) for Corning’s share of restructuring and impairment charges at Samsung Corning Co., Ltd., a South Korea-based manufacturer of glass panels and funnels for cathode ray tube television and display monitors.

3.	Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended
	September 30,		Three months ended
	2007	2006	June 30, 2007

Basic	1,570	1,553	1,567
Diluted	1,605	1,593	1,605
Diluted used for non-GAAP measures	1,605	1,593	1,605

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

QUARTERLY SALES INFORMATION

(Unaudited; in millions)

	2007
				Nine Months
	Three Months Ended			Ended
	March 31	June 30	Sept. 30	Sept. 30

Display Technologies	$524	$610	$705	$1,839

Telecommunications
Fiber and cable	211	219	237	667
Hardware and equipment	228	219	235	682
	439	438	472	1,349

Environmental Technologies
Automotive	123	128	126	377
Diesel	56	63	72	191
	179	191	198	568

Life Sciences	76	78	78	232

Other	89	101	100	290

Total	$1,307	$1,418	$1,553	$4,278

	2006
	Q1	Q2	Q3	Q4	Total

Display Technologies	$547	$461	$506	$619	$2,133

Telecommunications
Fiber and cable	205	234	241	197	877
Hardware and equipment	192	238	215	207	852
	397	472	456	404	1,729

Environmental Technologies
Automotive	121	113	112	105	451
Diesel	34	39	41	50	164
	155	152	153	155	615

Life Sciences	72	75	68	72	287

Other	91	101	99	119	410

Total	$1,262	$1,261	$1,282	$1,369	$5,174

The above supplemental information is intended to facilitate analysis of Corning’s businesses.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the third quarter of 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.38	$429	$619

Special items:
Asbestos settlement (a)	0.01	16	16

Equity in earnings of associated companies (b)	(0.01)		(18)

Total EPS and net income	$0.38	$445	$617

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated settlement value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the third quarter of 2007, Corning recorded a credit of $16 million (before- and after-tax) including a credit of $23 million for the change in Corning’s common stock price of $24.65 at September 30, 2007, compared to $25.55 at June 30, 2007 and a $7 million charge for the change in the estimated settlement value of certain other components of the proposed asbestos settlement liability.

(b)	In the third quarter of 2007, equity in earnings of associated companies includes an $18 million charge (net of tax) for restructuring and impairment charges of Samsung Corning Co., Ltd.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended June 30, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the second quarter of 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

		Income (Loss)	Net
	Per	Before	Income
	Share	Income Taxes	(Loss)

Earnings per share (EPS) and net income, excluding special items	$0.34	$346	$546

Special items:
Asbestos settlement (a)	(0.05)	(76)	(76)

Gain on sale of business, net (b)	0.01	19	19

Total EPS and net income	$0.30	$289	$489

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated settlement value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the second quarter of 2007, Corning recorded a charge of $76 million (before- and after-tax) including a charge of $70 million for the change in Corning’s common stock price of $25.55 at June 30, 2007, compared to $22.74 at March 31, 2007 and a $6 million charge for the change in estimated settlement value of certain other components of the proposed asbestos settlement liability.

(b)	Amount reflects a $19 million gain on the sale of the European submarine cabling business.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2006

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the third quarter of 2006 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

		Income (Loss)	Net
	Per	Before	Income
	Share	Income Taxes	(Loss)

Earnings per share (EPS) and net income,
excluding special items	$0.28	$258	$451

Special items:
Asbestos settlement (a)	(0.01)	(13)	(13)

Total EPS and net income	$0.27	$245	$438

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated settlement value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the third quarter of 2006, Corning recorded a charge of $13 million (before- and after-tax) including $6 million for the change in Corning’s common stock price of $24.41 at September 30, 2006, compared to $24.19 at June 30, 2006 and a $7 million charge for the change in estimated settlement value of certain other components of the proposed asbestos settlement liability.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended September 30, 2007

(Unaudited; amounts in millions)

Corning’s free cash flow financial measure for the three months ended September 30, 2007 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP financial measures are helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measures.

	Three months ended September 30, 2007	Nine months ended September 30, 2007

Cash flows from operating activities	$677	$1,345

Less: Cash flows from investing activities	(527)	(326)

Plus: Short-term investments – acquisitions	633	1,582

Less: Short-term investments – liquidations	(511)	(2,141)

Free cash flow	$272	$460

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Telecommunications Segment

(Unaudited; amounts in millions)

Corning’s comment, “Excluding the sales from the Company’s European submarine cabling business which was sold on April 30, 2007, sales increased 10 percent, sequentially.” includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting this non-GAAP improvement in segment sales is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Sales vs. Prior Quarter
	Three months ended
	Sept. 30, 2007	June 30, 2007	% Change

Telecommunications segment sales excluding sales from the Company’s European submarine cabling business	$472	$429	10%

Sales of the European submarine cabling business		9

Telecommunications segment sales	$472	$438	8%

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Telecommunications Segment

(Unaudited; amounts in millions)

Corning’s comment, “Excluding the sales from the Company’s European submarine cabling business which was sold on April 30, 2007, sales increased 13 percent, year-over-year.” includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting this non-GAAP improvement in segment sales is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Third Quarter Sales
	Sept. 30, 2007	Sept. 30, 2006	% Change

Telecommunications segment sales excluding sales from the Company’s European submarine cabling business	$472	$418	13%

Sales of the European submarine cabling business		38

Telecommunications segment sales	$472	$456	4%

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Telecommunications Segment

(Unaudited; amounts in millions)

Corning’s comment, “Excluding the sales from the Company’s European submarine cabling business which was sold on April 30, 2007, sales are expected to be up about 15 percent, year-over-year.” includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting this non-GAAP improvement in segment sales is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Fourth Quarter Sales
	Dec. 31, 2007	Dec. 31, 2006	% Change

Telecommunications segment sales excluding sales from the Company’s European submarine cabling business	$420-435	$371	14-17%

Sales of the European submarine cabling business		33

Telecommunications segment sales	$420-435	$404	4-8%

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Telecommunications Segment

(Unaudited; amounts in millions)

Corning’s comment, “Excluding the sales from the Company’s European submarine cabling business which was sold on April 30, 2007, sales are expected to be up about 10 percent, year-over-year.” includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting this non-GAAP improvement in segment sales is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Sales vs. Prior Year
	Dec. 31, 2007	Dec. 31, 2006	% Change

Telecommunications segment sales excluding sales from the Company’s European submarine cabling business	$1,730-1,745	$1,588	9-10%

Sales of the European submarine cabling business	39	118

Sales of ACS		23

Telecommunications segment sales	$1,769-1,784	$1,729	2-3%

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Quarter Ended December 31, 2007 and 2006

(Unaudited; amounts in millions, except per share amounts)

Corning’s comment, “Compared to last year, we expect our fourth quarter sales to be up about 10% to 12% and our EPS, before special items, to increase 16% to 22%.” Corning’s earnings per share (EPS) excluding special items for the fourth quarter of 2007 and 2006 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Q4, 2007 Per Share			Q4, 2006 Per Share		% Change

Earnings per share (EPS) and net income, excluding special items		$0.36-0.38		$0.31		16-22%

Special items:
Restructuring, impairment, and other (charges) and credits		--	(a)	(0.03)	(c)

Asbestos settlement		--	(b)	0.09	(d)

Provision for income taxes				0.02	(e)

Equity in earnings of affiliated companies				0.02	(f)

Total EPS and net income	$			$0.41

(a)

From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)

As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the fourth quarter of 2007, Corning will record a charge or credit for the change in its common stock price as of December 31, 2007 compared to $24.65, the common stock price at September 30, 2007. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in settlement value of any of the other components of the proposed asbestos settlement.

(c)	Amount represents a $44 million ($0.03 per share) asset impairment charge for certain long-lived assets in our Telecommunications segment.

(d)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the fourth quarter of 2006, Corning recorded a credit of $139 million ($0.09 per share) (before- and after-tax) including a credit of $143 million for the change in Corning’s common stock price of $18.71 at December 31, 2006, compared to $24.41 at September 30, 2006 and a $4 million charge for the change in estimated fair value of certain other components of the proposed asbestos settlement liability.

(e)	Amount reflects a $35 million ($0.03 per share) tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(f)

Amount reflects Corning’s share of the following items associated with Samsung Corning: an impairment charge for certain long-lived assets; the impact of establishing a valuation allowance against certain deferred tax assets; and a gain on the sale of land. These items increased Corning’s equity earnings by $28 million ($0.02 per share) (net) in the fourth quarter of 2006.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2007 and 2006

(Unaudited; amounts in millions, except per share amounts)

Corning’s comment “These fourth quarter results will bring our full-year sales growth to about 12% and our full-year EPS growth, before special items, to at least 21% over 2006” includes a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Year-ended December 31,
	2007 Per Share			2006 Per Share		% Change

Earnings per share (EPS) and net income, excluding special items		$1.36-1.38		$1.12		21-23%

Special items:
Restructuring, impairment, and other (charges) and credits		--	(a)	(0.03)	(c)

Asbestos settlement		--	(b)	--	(d)

Loss on repurchases of debt, net				(0.01)

Provision for income taxes				0.05	(e)

Equity in earnings of affiliated companies				0.03	(f)

Total EPS and net income	$			$1.16

(a)

From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)

As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. For the year ended December 31, 2007, Corning will record a charge or credit for the change in its common stock price as of December 31, 2007 compared to $18.71, the common stock price at December 31, 2006. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in fair value of any of the other components of the proposed asbestos settlement.

(c)	Amount represents a $44 million ($0.03 per share) asset impairment charge for certain long-lived assets in our Telecommunications segment.

(d)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. For 2006, Corning recorded a credit of $2 million (before- and after-tax) including a credit of $24 million for the change in Corning’s common stock price of $18.71 at December 31, 2006, compared to $19.66 at December 31, 2005 and a $22 million charge for the change in estimated fair value of certain other components of the proposed asbestos settlement liability.

(e)

Amount reflects a $73 million ($0.04 per share) tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany and a $10 million ($0.01 per share) tax benefit from the release of our valuation allowance on Australian tax benefits.

(f)

Amount reflects the following items which increased Corning’s equity earnings by $40 million, net ($0.03 per share) in 2006: an impairment charge for certain long-lived assets of Samsung Corning; the impact of Samsung Corning’s establishment of a valuation allowance against certain deferred tax assets; a gain on the sale of land at Samsung Corning; and Corning’s share of a favorable tax settlement from the completion of an IRS examination at Dow Corning.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings per share (EPS) excluding special items for the fourth quarter of 2007 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: EPS excluding special items	$0.36	$0.38

Special items:
Restructuring, impairment, and other (charges) and credits (a)

Asbestos settlement (b)

Earnings per share

This schedule will be updated as additional announcements occur.

(a)

From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)

As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the fourth quarter of 2007, Corning will record a charge or credit for the change in its common stock price as of December 31, 2007 compared to $24.65, the common stock price at September 30, 2007. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in settlement value of any of the other components of the proposed asbestos settlement.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning's fourth quarter 2007 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

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